UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 1, 2006
                Date of Report (Date of earliest event reported)

                             Innovate Oncology, Inc.

             (Exact name of registrant as specified in its charter)

          Nevada                   33-55254-28                 87-0438641
 (State of Incorporation)    (Commission File Number)        (IRS Employer
                                                         Identification Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Definitive Material Agreement.

On February 1, 2006, Innovate Oncology, Inc. ("Innovate" or "Company"), Bioaccelerate Holdings, Inc. ("Bioaccelerate") and Avantogen Limited executed a Share Exchange Agreement (the "Agreement"). The Agreement is filed as Exhibit
10.1 to this Current Report on Form 8-K, and is specifically incorporated herein by reference. The Agreement includes various closing conditions, indemnifications, termination provisions and other terms and conditions of a nature customary in share exchange agreements. The Agreement contemplates the consummation of transactions described below that will occur and be completed concurrently with the closing. The Company anticipates that the transaction will close in April 2006.

Innovate and Avantogen each has a 50% stake in Resistys, Inc. ("Resistys"), a company that develops oncology compounds. As part of the transaction, at the closing Avantogen, either directly or through another entity, will transfer its 50% interest in Resistys to Innovate. Avantogen will transfer its stake either directly or through a newly formed company that would be a wholly owned subsidiary of Avantogen as of the date of formation ("Newco") or through an affiliate of Avantogen. If formed, Newco will become a party to the Agreement. Also at the closing, Avantogen will deliver $1 million in cash to Innovate. The Company intends to use the funds for compound development as well as general working capital. In addition, at the closing Avantogen will deliver to Innovate either rights to an additional drug compound for further development and marketing or an additional $100,000 in cash, at Avantogen's option. In exchange, Innovate will issue and deliver to the transferor of the 50% interest in Resistys to Innovate shares of common stock, par value $0.001 per share, of Innovate (shares of Innovate common stock are hereinafter referred to as "Common Stock"). The exchange will result in Avantogen owning, directly or indirectly, approximately 54.24% of the outstanding Common Stock of Innovate on a fully diluted basis at the close of the transaction.

Also upon closing, Innovate's Board of Directors and officers will resign. Avantogen will designate three board members, including Dr. Richard Opara, who is currently the Chairman of the Board of Avantogen and will serve as Chairman of the Board of the Company immediately upon the close of the transaction. Innovate will designate two other board members, who are currently intended to be Dr. Frank Armstrong and Lee Cole. The Company's outgoing board is comprised of the following officers and directors: Chairman of the Board Paul Hopper, President Dr. Nigel Rulewski, Chief Financial Officer and Treasurer Alan Bowen, Secretary Linden Boyne, each of whom is also a director, and Dr. Frank Armstrong, who is a director.

The transaction has been approved unanimously by the board of each party and will be approved by the board of Newco, to the extent formed. The consummation of the transaction also requires approval by the shareholders of Avantogen and Innovate. Bioaccelerate owns more than two thirds of the Company's outstanding Common Stock. Dr. Opara owns 45% of Avantogen common stock. Bioaccelerate and Dr. Opara have executed and delivered voting agreements and proxies regarding the transaction, which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K. By executing and delivering the voting agreement and proxy, Bioaccelerate ensures that Innovate's shareholders will approve the transaction through an action by written consent. Innovate will prepare an information statement pursuant to Regulation 14C to file with the Securities and Exchange Commission and to distribute to its shareholders. Avantogen intends to seek approval of the transaction by its shareholders at a shareholder meeting, but Dr. Opara's execution and delivery of a voting agreement and proxy makes it likely that such approval will be obtained.

In addition, prior to closing Innovate will have executed and delivered to Avantogen a registration rights agreement reasonably satisfactory in form and substance to Avantogen and Bioaccelerate. The transaction also is subject to the delivery at closing of a non-competition agreement, satisfactory in form and substance to the parties, such that the parties will not compete with the "Business", which is defined in the Agreement as the promotion, development, testing, design, marketing, provision or sale of any product designed or intended to do or assist with any of the following: (i) to use antiviral agents to treat chemoresistance; (ii) to suppress genes that counteract the effects of conventional chemotherapeutics; or (iii) to serve as adjuvants to treat chemoresistance.

Also the transaction is subject to completion, on or prior to the closing, of amendments to the Company's charter documents, reasonably satisfactory in form and in substance to the parties to reflect, among other things, (i) that the Nevada Revised Statutes "Combinations with Interested Stockholder," "Acquisition of Controlling Interests" and similar provisions do not apply to the transaction or to Avantogen, Newco or their respective affiliates; and (ii) restrictions on actions by Innovate post-closing without the prior approval of Bioaccelerate so long as Bioaccelerate owns 20% or more of the capital stock of the Company on a fully diluted basis, and such other matters, if any, as may be mutually agreed by Bioaccelerate and Avantogen, unless as to item (ii), Avantogen and Bioaccelerate agree to address such matters in a voting agreement.


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

The Agreement includes representations and warranties by the parties, including among other things, specific limitations on liabilities of Innovate as of the closing. In this connection, the parties have agreed that on or prior to the closing, the outstanding credit line by Bioaccelerate in favor of Innovate will have been terminated and no amounts shall be due to Bioaccelerate in respect of the credit line. The parties anticipate that Innovate will deliver shares of Common Stock in payment of outstanding principal and interest.

In addition to customary termination provisions and fiduciary out provisions, each of Bioaccelerate and Avantogen may terminate the Agreement by providing written notice to the other party within seven (7) business days of the execution and delivery of the Agreement if one party is dissatisfied with the schedules to the Agreement or information and documents received from the other party.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety and incorporated by reference to the full text of the Agreement filed herein as Exhibit 10.1.

Section 8 - Other Events

Item 8.01 Other Events.

The Company issued a press release on February 2, 2006 announcing the Agreement. That press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this report

10.1 Share Exchange Agreement dated as of January 31, 2006 by and among Avantogen Limited, Bioaccelerate Holdings, Inc. and Innovate Oncology, Inc.

10.2  Voting Agreement and Proxy of Bioaccelerate Holdings, Inc.

10.3  Voting Agreement and Proxy of Dr. Richard Opara

99.1  Press release dated February 2, 2006


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Innovate Oncology, Inc.

                                        By:  /s/ Paul Hopper
                                        ---------------------------
                                        Paul Hopper
                                        Chief Executive Officer

                                        Date: February 7, 2006


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

                                  Exhibit Index

10.1 Share Exchange Agreement dated as of January 31, 2006 by and among Avantogen Limited, Bioaccelerate Holdings, Inc. and Innovate Oncology, Inc.

10.2  Voting Agreement and Proxy of Bioaccelerate Holdings, Inc.

10.3  Voting Agreement and Proxy of Dr. Richard Opara

99.1  Press release dated February 2, 2006


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